                         MATTEL, INC. AND SUBSIDIARIES              EXHIBIT 11.0
                                                                   (Page 1 of 2)

                   COMPUTATION OF INCOME (LOSS) PER COMMON AND
                             COMMON EQUIVALENT SHARE

                    (In thousands, except per share amounts)

                                                                             For the                       For the
                                                                        Three Months Ended             Nine Months Ended
                                                                      ----------------------       ------------------------
                                                                      Sept. 30,    Sept. 30,        Sept. 30,     Sept. 30,
                                                                         2001        2000              2001          2000
                                                                      ---------   ----------       ----------     ---------
BASIC
-----
Income from continuing operations                                     $ 199,835    $ 103,694       $  172,942     $  65,069
Loss from discontinued operations                                             -     (440,560)               -      (567,166)
Cumulative effect of change in accounting principles                          -            -          (12,001)            -
                                                                      ---------    ---------       ----------     ---------
Net income (loss) applicable to common shares                         $ 199,835    $(336,866)      $  160,941     $(502,097)
                                                                      =========    =========       ==========     =========

Applicable Shares for Computation of Income (Loss) per Share:

Weighted average common shares outstanding                              431,250      426,394          430,703       425,903
                                                                      =========    =========       ==========     =========

Income (Loss) Per Common Share - Basic

Income from continuing operations                                     $    0.46    $    0.24       $     0.40     $    0.15
Loss from discontinued operations                                             -        (1.03)               -         (1.33)
Cumulative effect of change in accounting principles                          -            -            (0.03)            -
                                                                      ---------    ---------       ----------     ---------
Net income (loss) per common share                                    $    0.46    $   (0.79)      $     0.37     $   (1.18)
                                                                      =========    =========       ==========     =========

                          MATTEL, INC. AND SUBSIDIARIES            EXHIBIT 11.0
                                                                   (Page 2 of 2)
                   COMPUTATION OF INCOME (LOSS) PER COMMON AND
                             COMMON EQUIVALENT SHARE

                    (In thousands, except per share amounts)

                                                                                For the                          For the
                                                                           Three Months Ended               Nine Months Ended
                                                                     -----------------------------    -----------------------------
                                                                        Sept. 30,      Sept. 30,         Sept. 30,      Sept. 30,
                                                                          2001           2000              2001           2000
                                                                     --------------- -------------    -------------- --------------
DILUTED
-------

Income from continuing operations                                    $      199,835  $    103,694     $     172,942  $      65,069
Loss from discontinued operations                                                 -      (440,560)                -       (567,166)
Cumulative effect of change in accounting principles                              -             -           (12,001)             -
                                                                     --------------- -------------    -------------- --------------

Net income (loss) applicable to common shares                        $      199,835  $   (336,866)    $     160,941  $    (502,097)
                                                                     =============== =============    ============== ==============

Applicable Shares for Computation of Income (Loss) per Share:

Weighted average common shares outstanding                                  431,250       426,394           430,703        425,903
Weighted average common equivalent shares arising from:
     Dilutive stock options                                                   4,614           551             4,252            809
     Stock subscription warrants                                                452             -               381              -
                                                                     --------------- -------------    -------------- --------------
Weighted average number of common and common
  equivalent shares                                                         436,316       426,945           435,336        426,712
                                                                     =============== =============    ============== ==============

Income (Loss) Per Common Share - Diluted

Income from continuing operations                                    $         0.46  $       0.24     $        0.40  $        0.15
Loss from discontinued operations                                                 -         (1.03)                -          (1.33)
Cumulative effect of change in accounting principles                              -             -             (0.03)             -
                                                                     --------------- -------------    -------------- --------------
Net income (loss) per common share                                   $         0.46  $      (0.79)    $        0.37  $       (1.18)
                                                                     =============== =============    ============== ==============